SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K





                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (date of earliest event reported) February 4, 2003



                          LEVEL 3 COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)



Delaware                      000-15658                          47-0210602
(State or other         (Commission File Number)                (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

                 1025 Eldorado Blvd., Broomfield, Colorado 80021
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (720)-888-1000





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Item 2. Acquisition or Disposition of Assets.

     On February 4, 2003, Level 3 Communications, LLC, a Delaware corporation and indirect wholly-owned subsidiary of the Registrant, and Greenland Managed Services, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Registrant (together, the "Purchasers"), consummated the purchase of substantially all of the assets, and the assumption of certain of the liabilities, of Genuity Inc., a Delaware corporation, and certain subsidiaries of Genuity Inc. (the "Sellers"), which operate a telecommunications and internet services business. The transaction was consummated pursuant to the terms of an Asset Purchase Agreement, dated as of November 27, 2002, as amended (the "Asset Purchase Agreement"), among the Registrant, the Purchasers and the Sellers.

     Under the terms of the Asset Purchase Agreement, the purchase price paid by the Purchasers was $137,262,412 (the "Purchase Price"), of which (a) $117,262,412 was paid to the Sellers in cash, and (b) $20,000,000 was placed in escrow to fund any indemnification claims pursuant to the terms of the Asset Purchase Agreement.

     The Purchase Price was calculated using an agreed base price of $242,156,160, which was reduced by (a) $13,450,253 relating to the actual timing of the closing, (b) $64,800,000, representing the maximum amount of payments the Purchaser may later make to cover the rejection claims of creditors in the Sellers' bankruptcy case, (c) $26,643,495, representing the estimated severance amount payable to certain of Sellers' former employees whose employment could be terminated, and (d) $20,000,000, the amount placed in escrow. Of the Purchase Price, approximately $60 million represents cash consideration paid to Sellers, and approximately $77 million represents cash for prepayments to vendors for services to be used by the Purchasers during 2003. The Purchasers financed the entire amount of the Purchase Price from cash on hand.

     The Asset Purchase Agreement also provides for a post-closing Purchase Price adjustments related to the amount of (a) various prepaid items and deposits, (b) property taxes payable on purchased property, (c) severance payments to certain of the Sellers' former employees and (d) an adjustment, not to exceed $64,800,000, the final amount of which will be based on the aggregate dollar value of rejection claims in the Sellers' bankruptcy estate.

     Pursuant to the Asset Purchase Agreement, the Purchasers and the Sellers entered into a Transition Services Agreement, dated as of February 4, 2003, pursuant to which the Sellers have agreed to provide to the Purchasers certain services obtained from third parties on a pass through basis and the Purchasers have agreed to provide the Sellers with certain administrative services, in each case until the latter of six months after the closing and the consummation of a plan by the Sellers in their Chapter 11 bankruptcy cases.

     The assets acquired under the Asset Purchase Agreement include real estate and leases comprising office space, and space used for equipment related to the telecommunications and internet services business of Sellers. Purchaser intends to continue substantially the same uses of these assets going forward.

     The foregoing descriptions of the Asset Purchase Agreement, as amended, and the Transition Services Agreement are qualified in their entirety by reference to such agreements, copies of which have been filed as Exhibits 10.1 though 10.4, and 10.5 to this Form 8-K, respectively, and such agreements are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

        (a)     Financial Statements of Businesses Acquired.

          As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). Such financial statements will be filed by amendment to this Form 8-K no later than sixty (60) days from the date of filing of this Current Report on Form 8-K.

        (b)     Pro-forma Financial Information.

               As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). Such financial information will be filed by amendment to this Form 8-K no later than sixty (60) days from the date of filing of this Current Report on Form 8-K.

          (c)     Exhibits.

          10.1. Asset Purchase Agreement, dated November 27, 2003, by and among the Registrant, the Purchasers and the Sellers (Exhibit 10.1 to the Registrant's current report on Form 8-K dated December 2, 2002).

          10.2 Amendment, Consent and Waiver to the Asset Purchase Agreement, dated as of December 30, 2002, effective as of November 27, 2002, by and among the Registrant, the Purchasers and the Sellers (Exhibit 10.1 to the Registrant's current report on Form 8-K dated January 3, 2003).

          10.3 Second Amendment and Waiver to the Asset Purchase Agreement, dated as of January 24, 2003, by and among the Registrant, the Purchasers and the Sellers.

          10.4 Third Amendment and Waiver to the Asset Purchase Agreement, dated as of January 31, 2003, by and among the Registrant, the Purchasers and the Sellers.

          10.5 Transition Services Agreement, dated as of February 4, 2003, by and among the Purchasers and the Sellers.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 13, 2003              LEVEL 3 COMMUNICATIONS, INC. (Registrant)

                                      By: /s/ Neil J. Eckstein
                                         Neil J. Eckstein
                                         Vice President

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                                  EXHIBIT INDEX

Exhibit No.                        Description

10.1.Asset  Purchase  Agreement,  dated  November  27,  2003,  by and  among the
     Registrant,   the  Purchasers   and  the  Sellers   (Exhibit  10.1  to  the
     Registrant's current report on Form 8-K dated December 2, 2002).

10.2 Amendment, Consent and Waiver to the Asset Purchase Agreement, dated as of December 30, 2002, effective as of November 27, 2002, by and among the Registrant, the Purchasers and the Sellers (Exhibit 10.1 to the Registrant's current report on Form 8-K dated January 3, 2003).

10.3 Second Amendment and Waiver to the Asset Purchase Agreement, dated as of January 24, 2003, by and among the Registrant, the Purchasers and the Sellers.

10.4 Third Amendment and Waiver to the Asset Purchase Agreement, dated as of January 31, 2003, by and among the Registrant, the Purchasers and the Sellers.

10.5 Transition Services Agreement, dated as of February 4, 2003, by and among the Purchasers and the Sellers.